UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                 FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 27, 2003

                        Energy & Engine Technology
           (Exact name of registrant as specified in its chapter)

                    Nevada            0-32129        88-0471842
       (State or other jurisdiction  (Commission    (IRS Employer
        of incorporation)             File Number)   Identification No.)


                        5308 West Plano Parkway
                    Plano, TX                          75093
             (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code  972-732-6360

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        (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On June 27, 2003, Registrant, on behalf of, Wind Dancer Aviation Services, Inc. ("Wind Dancer"), a wholly owned subsidiary of Registrant, purchased approximately 49 airframe and engine STCs for Rajay turbo normalizing kits for various types of general aviation aircraft, including, but not limited to, Beechcraft, Piper, Cessna and Aero Commander. STCs (supplemental type certificates) are unique designs for aircraft parts, which are FAA - approved. The owner of an STC has the exclusive right to manufacture a specific part for a particular aircraft type.

The acquisition also includes general aviation aircraft parts and inventory for a total purchase price of $60,000, which was negotiated by the parties in an arms length transaction. Source of consideration is 300,000 shares of Registrant's restricted stock, at a price of $.10 per share and a purchase money, non interest bearing note for $30,000, which is to have three $10,000 principal payments, on the 30th, 60th and 90th day anniversaries of the acquisition closing. The seller is Kelly Aerospace Power Systems, Inc. of Montgomery, Alabama. In addition, Wind Dancer has become a Full Line Distributor for Kelly Aerospace (www.kellyaerospace.com ) with regard to its various general aviation parts and supplies.

The acquisition allows Wind Dancer to embark upon the second part of its business plan, which is the development and marketing of turbo normalizing kits and installation of the STC-covered parts on general aviation aircraft, which is over 10,000 aircraft in the U.S. alone. This step out allows Wind Dancer to support its existing customer base with a more comprehensive range of general aviation parts and will generate increased business through STC production and installations as customer demand builds.

Item 7.  Financial Statements and Exhibits.

(a) and (b). Financial statements of businesses acquired and pro forma financial information. As no business and only assets were acquired, no financial statements or pro forma financial information is filed. Under Rule 11-01(d), no filing is required as: (1) the nature of the revenue producing activity will not remain the same as the STCs, the bulk of the assets, had been lying dormant and not utilized by seller, and Wind Dancer will utilize these STCs to develop turbocharger kits which will generate revenue, and with regard to inventory, seller was the inventory manufacturer, and Wind Dancer is a distributor. (2)(i) and (ii) There is no commonality of physical facilities or employee base as the assets have been physically moved from seller's location to Wind Dancer's location in Colorado and all dealings with the assets will be by Wind Dancer employees with no overlap with seller.
(iii) The market distribution system is different as Wind Dancer will sell directly to its own customers while Kelly would have gone through its master distribution network or to its own customers. (iv) There is no overlap of sales force. (v) To the best of Registrant's knowledge, there is little, if any at all, overlap of customer base. (vi) Kelly retains no operating rights on the purchased assets. (vii) Kelly did not transfer any production rights.
(viii)  No trade names were transferred.

Additionally, the STCs had not been utilized by seller and the inventory acquired was not a large distinct portion of Kelly assets, so it did not have financial statements on these assets to produce to Wind Dancer upon asset acquisition.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                ENERGY & ENGINE TECHNOLOGY CORPORATION
                              (Registrant)

                    /s/ Willard G. McAndrew, III
                      Willard G. McAndrew, III
                         CEO and President
Date	April 8, 2003        (Signature)*